Exhibit 99.1

            MoSys, Inc. Reports First Quarter 2007 Financial Results

        Signed Major IDM Technology License During the Quarter; Maintains
                                Full Year Outlook


    SUNNYVALE, Calif.--(BUSINESS WIRE)--May 1, 2007--MoSys, Inc. (MoSys), (Nasdaq:MOSY), the industry's leading provider of high-density system-on-chip (SoC) embedded memory intellectual property (IP) today reported financial results for its first quarter ended March 31, 2007.

    First Quarter Highlights

    Total revenue for the first quarter of 2007 was $3.1 million, compared to $5.0 million in the fourth quarter of 2006 and $3.5 million in the first quarter of 2006. Total revenue was lower than the previously stated guidance of $4 to $5 million primarily due to the deferral of the majority of the revenue associated with a major IDM technology license secured during the first quarter of 2007.

    "During the first quarter, we signed another major IDM technology license agreement as anticipated," stated Chet Silvestri, CEO of MoSys, Inc. "However, the revenue associated with this closed contract is being recognized on a percent of completion basis over the next several quarters, due to the bundling of engineering services within the agreement. While royalty revenue met expectations, deferral of revenue from this signed technology agreement caused our licensing revenue to fall short of expectations."

    Mr. Silvestri further stated, "We have good licensing visibility for the second quarter and the remainder of the year and anticipate continued growth in our quarterly royalties. We have already signed another major technology license agreement in the beginning of the second quarter and have a strong pipeline of deals. We therefore are maintaining our previously stated full year 2007 revenue guidance in the range of $23 to $27 million and expect Q2 revenue guidance in the range of $5 to $6 million."

    First quarter total revenue included $1.1 million of licensing revenue as compared to $1.8 million in the fourth quarter of 2006 and $2.3 million in the first quarter of 2006. Royalty revenue was $2.0 million as expected. This compared to $3.2 million in the previous quarter and $1.2 million in the same period a year ago. The Company recorded licensing revenue from 12 different chip development projects and royalty revenue from 16 different licensees, which was comparable to the previous quarter.

    During the quarter, MoSys announced an agreement with Taiwan Semiconductor Manufacturing Company Ltd. (TSMC), whereby TSMC will develop and market eDRAM technology incorporating MoSys' patented 1T-SRAM(R) embedded memory intellectual property (IP) at 90nm, 65nm and future advanced process geometries. Additionally, MoSys announced an agreement with China's leading foundry, Semiconductor Manufacturing International Corporation (SMIC), to jointly productize MoSys' new high-density, embedded flash memory IP.

    The Company also announced the availability of new memory macros specifically configured for mobile handset and other consumer liquid crystal displays. The 1T-SRAM dual-port display macros are the first application-optimized memory built on the Company's technology platform. MoSys also reported that initial customers in the high-volume consumer handset market were entering the production phase.

    "We are very pleased with the strong customer interest that we are receiving for our first application-specific memory solution. Our dual port display macros offer a unique value in their ability to meet the critical form factor requirement of these LCD chips while at the same time offering the low power and low cost features of our 1T-SRAM technology," stated Chet Silvestri.

    The first quarter gross margin percentage determined in accordance with U.S. generally accepted accounting principles, or GAAP, was 82 percent, compared to 88 percent in the fourth quarter of 2006 and 90 percent in the first quarter of 2006. The sequential decrease in total gross margin for the first quarter of 2007 was due to higher costs associated with product deliverables accounted for under the percentage of completion method.

    Total operating expenses were $4.7 million as compared to $4.6 million in the fourth quarter of 2006.

    GAAP net loss for the quarter was $969,000, or ($0.03) per share, including stock-based compensation charges of $886,000. This compares to net income of $567,000, or $0.02 fully diluted per share, in the fourth quarter of 2006 and a net loss of $974,000, or ($0.03) per share, in the first quarter of 2006. Earnings per share for the quarter on a GAAP basis were computed using 31,689,000 shares.

    The non-GAAP net loss for the first quarter of 2007, which excludes the total stock-based compensation charges of $886,000, was $83,000, or ($0.00) per share. Loss per share for the quarter on a non-GAAP basis also was computed using 31,689,000 shares. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

    Cash, cash equivalents and both long and short-term investments totaled approximately $86.2 million as of March 31, 2007, up from approximately $84.3 million as of December 31, 2006 primarily due to the collection of receivables.

    Business Outlook for Fiscal 2007

    The Company's Chief Executive Officer and Chief Financial Officer will provide additional financial details on its business outlook during their conference call at 1:30 p.m. (PT) on Tuesday, May 1, 2007.

    First Quarter 2007 Financial Results Webcast/Conference Call

    MoSys management will host a conference call and webcast with investors today, May 1, 2007, at 1:30 p.m. Pacific time (4:30 p.m. Eastern time) to discuss the first quarter 2007 financial results and the business outlook. Investors and other interested parties may access the call by dialing 1-800-299-7098 in the U.S. (1-617-801-9715)
outside of the U.S.), and entering the passcode 27921763 at least 10 minutes prior to the start of the call. In addition, an audio webcast will be available through the MoSys Web site at http://www.mosys.com. A telephonic replay will be available for 48 hours following the call at 888-286-8010 in the U.S. (617-801-6888 outside of the U.S.), passcode of 10379466.

    Use of Non-GAAP Financial Measures

    To supplement MoSys' consolidated financial statements presented in accordance with GAAP, MoSys uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation and the effects of our adoption of Statement of Financial Accounting Standard No. 123R (SFAS 123R) upon the number of shares used in calculating non-GAAP loss per share. MoSys management uses the above non-GAAP financial measures internally to understand, manage and evaluate our business. MoSys believes it is useful for itself and investors to review, as applicable, both GAAP information and the non-GAAP measures, which exclude the effects of stock-based compensation and the effects of our adoption of Statement of SFAS 123R, in order to assess the performance of our continuing operations and for planning and forecasting in future periods. The presentation of these non-GAAP measures is intended to provide investors with an understanding of our operational results and trends that enables them to analyze our base financial and operating performance and facilitate period-to-period comparisons and analysis of operational trends. MoSys believes the presentation of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

    Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is provided in a table immediately below the Condensed Consolidated Statements of Operations. For additional information regarding these non-GAAP financial measures, and management's explanation of why it considers such measures to be useful, refer to the Form 8-K dated May 1, 2007 that we have submitted to the Securities and Exchange Commission.

    Forward-Looking Statements

    This press release may contain forward-looking statements about the Company including, without limitation, benefits and performance expected from use of the Company's 1T-SRAM technology.

    Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include but are not limited to, customer acceptance of our 1T-SRAM technologies and embedded memory designs, the timing and nature of the license agreements being signed with our customers and their requests for our services under existing license agreements, the timing of customer acceptance of our work under such agreements, the level of commercial success of licensees' products such as cell phone hand sets, ease of manufacturing and yields of devices incorporating our 1T-SRAM, our ability to enhance the 1T-SRAM technology or develop new technologies, the level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time, the vigor and growth of markets served by our licensees and customers and operations of the Company and other risks identified in the Company's most recent annual report on Form 10-K filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission. MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

    ABOUT MOSYS, INC.

    Founded in 1991, MoSys (Nasdaq:MOSY), develops, licenses and markets innovative memory technologies for semiconductors. MoSys' patented 1T-SRAM technologies offer a combination of high density, low power consumption, high speed and low cost unmatched by other available memory technologies. The single transistor bit cell used in 1T-SRAM memory results in the technology achieving much higher density than traditional four or six transistor SRAMs while using the same standard logic manufacturing processes. 1T-SRAM technologies also offer the familiar, refresh-free interface and high performance for random address access cycles associated with traditional SRAMs. In addition, these technologies can reduce operating power consumption by a factor of four compared with traditional SRAM technology, contributing to making them ideal for embedding large memories in System on Chip (SoC) designs. MoSys' licensees have shipped more than 100 million chips incorporating 1T-SRAM embedded memory technologies, demonstrating excellent manufacturability in a wide range of silicon processes and applications. MoSys is headquartered at 755 N. Mathilda Avenue, Sunnyvale, California 94085. More information is available on MoSys' website at http://www.mosys.com.




                             MOSYS, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)

                                                Three Months Ended
                                                     March 31,
                                                2007         2006
                                             ------------ ------------
                                             (unaudited)  (unaudited)
Net Revenue:
  Licensing                                        1,158        2,268
  Royalty                                          1,979        1,254
                                             ------------ ------------
    Total net revenue                              3,137        3,522

Cost of Net Revenue:
  Licensing                                          564          353
                                             ------------ ------------
    Total cost of net revenue                        564          353

Gross Profit                                       2,573        3,169

Operating Expenses:
  Research and development                         2,078        1,952
  Selling, general and administrative              2,580        2,629
                                             ------------ ------------
    Total operating expenses                       4,658        4,581

  Loss from operations                            (2,085)      (1,412)

  Other income/expenses                            1,064          452

    Loss before income taxes                      (1,021)        (960)

  Income tax benefit (provision)                      52          (14)
                                             ------------ ------------

Net Loss                                           $(969)       $(974)
                                             ============ ============

Net Loss per Share
  Basic                                           ($0.03)      ($0.03)
  Diluted                                         ($0.03)      ($0.03)

Shares Used in Computing Net Loss per Share
  Basic                                           31,689       31,022
  Diluted                                         31,689       31,022


                             MOSYS, INC.
  Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share
               (In thousands, except per share amounts)
                             (unaudited)

                                                Three Months Ended
                                                     March 31,
                                                2007         2006
                                             ------------ ------------

  GAAP Net Loss                                    $(969)       $(974)

  Non-GAAP Adjustments:
    Stock compensation expense
    - Cost of revenue                                100           52
    - Research and development                       305          227
    - Selling, general and administrative            481          324
                                             ------------ ------------
      Total stock compensation expense               886          603

  Non-GAAP Net Loss                                 $(83)       $(371)
                                             ============ ============

  GAAP Net Loss per Share: Basic and Diluted      $(0.03)      $(0.03)
    Reconciling item:
    - Stock compensation expense                   $0.03        $0.02

                                             ------------ ------------
  Non-GAAP Net Loss per Share: Basic and
   Diluted                                        $(0.00)      $(0.01)
                                             ============ ============

  Shares Used in Computing Non-GAAP Net Loss
   per Share
    Basic                                         31,689       31,022
    Diluted                                       31,689       31,022

                             MOSYS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                              March 31,   December 31,
                                                2007         2006
                                             ------------ ------------
                                             (unaudited)   (audited)
Assets:
  Current assets:
    Cash, cash equivalents and short-term
     investments                                 $77,782      $81,807
    Accounts receivable - net                      1,072        2,491
    Unbilled contract receivable                     386          360
    Prepaid expenses and other assets              2,596        2,831
                                             ------------ ------------
      Total current assets                        81,836       87,489

  Long-term investments                            8,462        2,492
  Property and equipment - net                       830          855
  Goodwill                                        12,326       12,326
  Other assets                                       404          598
                                             ------------ ------------
      Total assets                              $103,858     $103,760
                                             ============ ============

Liabilities and Stockholders' Equity:
  Current liabilities:
    Accounts payable                                $231         $307
    Accrued expenses and other liabilities         1,621        1,865
    Deferred revenue                                 924          619
                                             ------------ ------------
      Total current liabilities                    2,776        2,791

   Long-term portion of restructuring
    liability                                         29           54

  Stockholders' equity:
    Common stock, additional paid-in capital
     and others                                  108,194      107,087
    Accumulated deficit                           (7,141)      (6,172)
                                             ------------ ------------
      Total stockholders' equity                 101,053      100,915

      Total liabilities and stockholders'
       equity                                   $103,858     $103,760
                                             ============ ============




    CONTACT: MoSys, Inc.
             Jim Pekarsky, CFO, 408-731-1846
             jimp@mosys.com
             or
             Shelton Investor Relations
             Beverly Twing, 972-239-5119 x126
             Senior Account Manager
             btwing@sheltongroup.com